Miami International Holdings Reports Second Quarter 2026 Results • Record Q2 Net revenue of $141 million (+35% YoY) • Q2 GAAP diluted EPS of $0.40; Adjusted diluted EPS of $0.48 • Q2 Adjusted EBITDA of $77 million (+57% YoY); Adjusted EBITDA margin of 54% (+>700 bps YoY) • Updates full-year 2026 expense guidance PRINCETON, N.J. and MIAMI – August 5, 2026 – Miami International Holdings, Inc. (MIAX or MIH) (NYSE: MIAX), a technology-driven leader in building and operating regulated financial markets across multiple asset classes, today announced financial results for the second quarter of 2026. MIAX achieved strong financial performance in Q2 2026 with record net revenue, adjusted EBITDA, and adjusted earnings. Total net revenue grew 35% year-over-year to $141.1 million, adjusted EBITDA increased 57% to $76.8 million, and adjusted EBITDA margin expanded by more than 700 basis points to 54%. Adjusted diluted earnings per share was $0.48. The company's options business benefited from elevated market volatility during the quarter, which led to a 25% year-over-year increase in average daily volume to 11.0 million contracts. “We delivered another record quarter, growing net revenue 35% year-over-year and successfully navigating a shifting market backdrop, demonstrating both our ability to execute consistently as well as sustained customer demand,” said Thomas P. Gallagher, Chairman and Chief Executive Officer of MIAX. “Our options business remains strong, our model's operating leverage drove record margins, and our Bloomberg® index futures suite is now live." Mr. Gallagher added: “We remain disciplined in how we allocate capital and execute our strategy, and continue to invest in a product pipeline that we expect will contribute meaningfully to continued, long-term growth.” Second Quarter 2026 Highlights All figures are compared to the second quarter of 2025 unless otherwise stated. • Net revenue, defined as revenues less cost of revenues, grew 35%, or $36.5 million, to a record $141.1 million, compared to $104.7 million in the prior-year period. The increase was primarily driven by strong options business performance, including increased industry volumes and higher non-transaction revenue. • Total operating expenses were $113.3 million, compared to $77.4 million in the prior-year period. The increase was primarily due to a litigation settlement charge as well as planned investments in headcount and technology to support growth initiatives, and increased marketing spend. These were partially offset by lower regulatory costs, lower share-based compensation, and 2025 acquisition-related costs. • Operating income was $27.8 million, compared to $27.3 million in the prior-year period. • Realized an income tax benefit of $15.4 million, primarily driven by a discrete tax benefit of $22.4 million related to share-based compensation. • GAAP net income was $44.2 million, compared to $23.5 million in the prior-year period. • Adjusted earnings increased 41% to $53.3 million, compared to $37.8 million in the prior-year period. • Adjusted EBITDA increased 57% to $76.8 million, compared to $49.1 million in the prior-year period, driven primarily by strong growth in net revenues. • Adjusted EBITDA margin expanded to 54% from 47% in the prior-year period. August 5, 2026 1

Second Quarter 2026 Business Updates

- MIAX options exchanges reached average daily volume of 11.0 million contracts in the second quarter of 2026, a 25.3% year-over-year (YoY) increase.
- MIAX options exchanges achieved market share of 16.5% in the second quarter of 2026, compared to 16.7% in the prior year period.
- Successfully launched Tini™ B100 Index Futures, Tini B500 Index Futures and B500 Index Futures during the quarter.

Summary of Selected Unaudited Condensed Consolidated Financial Results
($000, except per share amounts and percentages)

Consolidated Second Quarter Results	2Q26 June 30, 2026	2Q25 June 30, 2025	Change
Total revenues less cost of revenues ("Net revenue")	$ 141,113	$ 104,662	35%
Operating income	$ 27,797	$ 27,291	2%
Net income attributable to MIH stockholders	$ 44,208	$ 23,527	88%
Diluted EPS	$ 0.40	$ 0.30	33%
Adjusted earnings*	$ 53,272	$ 37,760	41%
Adjusted diluted EPS*	$ 0.48	$ 0.48	—%
EBITDA	$ 32,350	$ 35,077	(8)%
Adjusted EBITDA*	$ 76,778	$ 49,059	57%
Adjusted EBITDA margin %*	54%	47%	16%

** Reconciliation of non-GAAP results is included in the tables below. See "Non-GAAP Financial Information" below.*

Segment Results
($000)

Net Revenue by Business Segment	2Q26 June 30, 2026	2Q25 June 30, 2025	Change
Options	$ 124,394	$ 92,765	34%
Equities	5,542	4,363	27%
Futures	5,094	4,990	2%
International	5,744	2,291	151%
Corporate/Other	339	253	34%
Total	**$ 141,113**	**$ 104,662**	35%

Options

- Net revenue grew 34% to $124.4 million, compared to $92.8 million in the prior-year period. Growth was primarily driven by higher net transaction fees tied to increased industry volume, and higher revenue per contract (RPC). Higher non-transaction fees were primarily driven by increased member connections, 2026 fee increases, the expiration of certain MIAX Sapphire related fee waivers, and new market data products.

2

• Operating income increased 10% to $64.9 million, compared to $59.2 million in the prior-year period. Growth was primarily due to higher net revenues, partially offset by a $22.5 million litigation settlement charge. • Adjusted EBITDA grew 44% to $96.7 million, compared to $67.0 million in the prior-year period. Equities • Net revenue grew 27% to $5.5 million, compared to $4.4 million in the prior-year period. The increase was primarily due to higher net transaction fees from improved pricing. • Operating loss of $2.3 million in the second quarter, compared to an operating loss of $3.1 million in the prior-year period. Growth was primarily due to higher net revenues. • Adjusted EBITDA of ($0.5) million, compared to ($0.9) million in the prior-year period. Futures • Net revenue was $5.1 million, compared to $5.0 million in the prior-year period. Net transaction fees were flat as increases in agricultural future revenues were offset by inverted financial futures revenue. • Operating loss was $12.7 million, compared to an operating loss of $12.8 million in the prior-year period. • Adjusted EBITDA of ($9.5) million, compared to ($9.0) million in the prior-year period. International • Net revenue was $5.7 million, compared to $2.3 million in the prior-year period. The increase was primarily due to revenue generated by The International Stock Exchange Group Limited (TISE), which the company acquired in June 2025. • Operating income was $1.1 million, compared to an operating loss of $1.2 million in the prior-year period. The increase was primarily due to the impact of the TISE acquisition. • Adjusted EBITDA of $2.0 million, compared to ($0.6) million in the prior-year period. Capital and Liquidity • As of June 30, 2026, MIAX had cash and cash equivalents of $660.5 million and total debt of $1.5 million. FY 2026 Guidance The company is updating full year 2026 expense guidance and now expects: • Adjusted operating expenses, which exclude share-based compensation, depreciation and amortization, and litigation expenses, in a range between $260 million and $270 million, down from previous guidance of between $265 million and $275 million; • Share-based compensation expense in a range between $29 million and $32 million, up from previous guidance of between $27 million and $30 million; • Capital expenditures, including capitalization of internally developed software, in a range between $40 million and $45 million, unchanged from previous guidance; • Depreciation and amortization expense in a range between $35 million and $39 million, up from previous guidance of between $33 million and $38 million; • Adjusted effective tax rate post valuation allowance release in a range between 27% and 29%, unchanged from previous guidance. Webcast and Conference Call MIAX will host a webcast and conference call to review its second quarter financial results today, August 5, 2026 at 5:00 p.m. ET. Participants can access the call at 866-652-5200 (International dial-in 412-317-6060) or access 3 the webcast on the Investor Relations section of MIAX’s website at ir.miaxglobal.com. A webcast recording and corresponding presentation will be archived under Events & Presentations at the above link following the event. Non-GAAP Financial Information Adjusted earnings, a non-GAAP financial measure, is defined as net income attributable to MIH adjusted for share-based compensation, investment gain/loss, litigation costs and settlement, acquisition-related costs, change in fair value of puttable warrants issued with debt, change in fair value of puttable common stock, gain on sale of business, unrealized loss on derivative and digital assets, loss on intangible asset, impairment charges, and non-GAAP tax adjustments. Adjusted EBITDA, a non-GAAP financial measure, is defined as net income attributable to MIH adjusted for interest expense and amortization of debt discount costs, interest income, income tax provision and depreciation and amortization, share-based compensation, investment gain/loss, litigation costs and settlement, acquisition- related costs, change in fair value of puttable warrants issued with debt, change in fair value of puttable common stock, gain on sale of business, unrealized loss on derivative and digital assets, loss on intangible asset, and impairment charges. Adjusted EBITDA margin, a non-GAAP financial measure, is defined as adjusted EBITDA divided by revenues less cost of revenues. Adjusted diluted EPS, a non-GAAP financial measure, is defined as adjusted earnings divided by diluted weighted average shares outstanding used for adjusted diluted earnings per share (which includes the impact of anti- dilutive securities on a GAAP basis). Certain components of the guidance given in this presentation with respect to our financial performance for the full year of 2026 are provided on a non-GAAP basis only without providing the most comparable guidance on a GAAP basis or a quantitative reconciliation to guidance provided on a GAAP basis. Information is presented in this manner because the preparation of such guidance on a GAAP basis and such reconciliation could not be accomplished without unreasonable efforts. The company does not have access to certain information that would be necessary to provide such guidance on a GAAP basis or such reconciliation, including non-recurring items that are not indicative of the company’s ongoing operations. The company does not believe that this information is likely to be significant to an assessment of the company’s ongoing operations. For a reconciliation of our non-GAAP results to our GAAP results, see the tables below. About MIAX Miami International Holdings, Inc. (NYSE: MIAX) is a technology-driven leader in building and operating regulated financial markets across multiple asset classes and geographies. MIAX® operates eight exchanges across options, futures, equities and international markets including MIAX Options®, MIAX Pearl®, MIAX Emerald®, MIAX Sapphire®, MIAX Pearl Equities™, MIAX Futures®, The Bermuda Stock Exchange, and The International Stock Exchange (TISE). MIAX also owns Dorman Trading, a full-service Futures Commission Merchant and Notice Registered Broker-Dealer with the National Futures Association for purposes of facilitating transactions of security futures. To learn more about MIAX please visit www.miaxglobal.com. Disclaimer and Cautionary Note Regarding Forward-Looking Statements This press release contains forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expect," "anticipates," "eventually" or "projected." You are cautioned that such statements are based on management’s current expectations and are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking 4 statements. Additional risks and uncertainties that may cause actual results to differ materially include the risks and uncertainties listed in MIAX's public filings with the Securities and Exchange Commission. In providing forward-looking statements, the company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise. All third-party trademarks (including logos and icons) referenced by the company remain the property of their respective owners. Unless specifically identified as such, the company's use of third-party trademarks does not indicate any relationship, sponsorship, or endorsement between the owners of these trademarks and the company. Any references by the company to third-party trademarks is to identify the corresponding third-party goods and/or services and shall be considered nominative fair use under the trademark law. Contacts: Investors John T. Williams investor.relations@miaxglobal.com Media Andy Nybo media@miaxglobal.com 5

Miami International Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
Three and Six Months Ended June 30, 2026 and 2025
($000, except share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2026	2025	2026	2025
Revenues:				
Transaction and clearing fees	$ 331,884	$ 286,139	$ 647,294	$ 575,443
Access fees	34,941	26,106	68,298	50,189
Market data fees	12,206	10,253	25,161	19,895
Other revenue	8,598	5,286	16,566	9,334
Total revenues	387,629	327,784	757,319	654,861
Cost of revenues:				
Liquidity payments	206,633	195,651	430,159	389,697
Brokerage, clearing, and exchange fees	15,360	14,481	31,637	30,935
Section 31 fees	22,976	11,815	22,976	35,225
Other cost of revenues	1,547	1,175	2,841	2,458
Total cost of revenues	246,516	223,122	487,613	458,315
Revenues less cost of revenues	141,113	104,662	269,706	196,546
Operating expenses:				
Compensation and benefits	40,966	40,210	85,356	77,981
Information technology and communication costs	10,202	8,851	19,685	16,399
Depreciation and amortization	8,778	6,938	16,866	13,108
Occupancy costs	2,977	3,002	6,220	5,450
Professional fees and outside services	11,448	10,095	22,855	19,352
Marketing and business development	3,176	555	4,160	1,318
Acquisition-related costs	—	2,247	—	2,901
Litigation settlement	30,000	—	30,000	—
General, administrative, and other	5,769	5,473	10,799	10,453
Total operating expenses	113,316	77,371	195,941	146,962
Operating income	27,797	27,291	73,765	49,584
Non-operating (expense) income:				
Change in fair value of puttable common stock	—	(1,688)	—	(1,891)
Change in fair value of puttable warrants issued with debt	—	(1,486)	—	(917)
Interest income	5,254	1,418	9,640	2,713
Interest expense and amortization of debt issuance costs	(44)	(4,902)	(89)	(9,332)
Loss on sale of intangible asset	—	(2,054)	—	(2,054)
Unrealized loss on derivative and digital assets	(337)	(4,605)	(2,878)	(47,018)
Gain on sale of business	23	—	50,570	—
Other, net	(3,911)	10,681	(2,179)	12,360
Income before income tax provision	28,782	24,655	128,829	3,445
Income tax benefit (expense)	15,426	(1,128)	85,603	(1,338)
Net income attributable to Miami International Holdings, Inc.	$ 44,208	$ 23,527	$ 214,432	$ 2,107
Weighted-average shares of common stock outstanding				
Basic	95,305,096	64,942,755	93,559,319	64,249,928
Diluted	110,713,513	78,458,195	109,943,953	77,952,959
Net income per share attributable to common stock				
Basic	$ 0.46	$ 0.36	$ 2.29	$ 0.03
Diluted	$ 0.40	$ 0.30	$ 1.95	$ 0.03

6

Miami International Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
June 30, 2026 and December 31, 2025
($000, except share and per share amounts)

	June 30, 2026	December 31, 2025
Assets		
Current assets:		
Cash and cash equivalents	$ 660,462	$ 433,648
Cash and securities segregated under federal and other regulations	26,894	27,618
Accounts receivable, net	119,864	98,107
Restricted cash	13,654	6,005
Clearing house performance bonds and guarantee funds	103,279	70,078
Receivables from broker-dealers, futures commission merchants, and clearing organizations	138,329	133,533
Current portion of derivative assets	3,819	6,017
Other current assets	36,248	39,232
Assets held for sale	—	40,976
Total current assets	1,102,549	855,214
Investments	28,850	19,180
Fixed assets, net	64,149	46,854
Internally developed software, net	36,401	36,333
Goodwill	61,942	62,211
Other intangible assets, net	169,019	170,774
Deferred tax asset, net	74,404	—
Derivative assets, net of current portion	—	5,114
Other assets, net	63,073	63,745
Total assets	$ 1,600,387	$ 1,259,425
Liabilities and Stockholders' Equity		
Current liabilities:		
Accounts payable and other liabilities	$ 135,917	$ 69,780
Accrued compensation payable	27,115	39,412
Current portion of long-term debt	1,514	1,508
Deferred transaction revenues	9,207	9,572
Clearing house performance bonds and guarantee funds	102,779	69,578
Payables to customers	140,923	144,641
Payables to clearing organizations	5,716	11
Liabilities held for sale	—	2,758
Total current liabilities	423,171	337,260
Deferred income taxes	10,863	22,386
Other non-current liabilities	16,052	18,762
Total liabilities	450,086	378,408
Commitments and contingencies	—	—
Stockholders' equity:		
Common stock - voting and nonvoting, par value $0.001 (600,000,000 authorized (400,000,000 voting, 200,000,000 nonvoting); 99,213,601 issued and 98,610,560 outstanding common stock at June 30, 2026 and 85,890,086 issued and 85,536,287 outstanding common stock at December 31, 2025	99	86
Common stock in treasury, at cost, 603,041 shares at June 30, 2026 and 353,799 shares at December 31, 2025	(18,296)	(8,232)
Additional paid-in capital	1,588,634	1,522,143
Accumulated deficit	(417,907)	(632,339)
Accumulated other comprehensive loss, net	(2,229)	(641)
Total stockholders' equity	1,150,301	881,017
Total liabilities and stockholders' equity	$ 1,600,387	$ 1,259,425

7

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

The following table is a reconciliation of net income (loss) allocated to common stockholders to EBITDA and adjusted EBITDA by segment ($000):

	Three Months Ended June 30, 2026					
	Options	Equities	Futures	International	Corporate / Other	Total
Net income (loss) allocated to common stockholders	$ 65,047	$ (2,336)	$ (15,744)	$ 879	$ (3,638)	$ 44,208
Interest expense and amortization of debt issuance costs	—	—	—	—	44	44
Interest income	(114)	—	(151)	(186)	(4,803)	(5,254)
Income tax (benefit) expense	—	—	—	64	(15,490)	(15,426)
Depreciation and amortization	4,494	1,306	1,800	551	627	8,778
EBITDA	69,427	(1,030)	(14,095)	1,308	(23,260)	32,350
Share-based compensation[1]	2,545	540	1,303	338	2,361	7,087
Investment loss[2]	—	—	3,279	—	731	4,010
Litigation costs and settlement[3]	24,763	—	—	—	8,254	33,017
Unrealized loss on derivative and digital assets[4]	—	—	—	337	—	337
Gain on sale of business[5]	—	—	—	—	(23)	(23)
Adjusted EBITDA	$ 96,735	$ (490)	$ (9,513)	$ 1,983	$ (11,937)	76,778

(1) Share-based compensation represents expenses associated with stock options of $2.8 million, restricted stock awards of $2.4 million, restricted stock units of $1.8 million, and warrants of less than $0.1 million that have been granted to employees, directors and service providers. The 2026 expense of $7.1 million is made up of $5.2 million to employees within compensation and benefits, $0.2 million to service providers within professional fees and outside services, and $1.6 million to directors within general, administrative, and other.

(2) Investment loss of $4.0 million represents an unrealized loss on marketable equity securities.

(3) Litigation costs and settlement are associated with litigation related to the Nasdaq matter.

(4) Reflects the aggregate unrealized loss resulting from the mark-to-market valuation of digital assets related to unlocked Pyth tokens and derivative assets related to the 125 million Pyth tokens that remain locked by the Pyth Network as of June 30, 2026.

(5) Represents an adjustment to the gain on the sale of MIAXdx in January 2026.

	Three Months Ended June 30, 2025					
	Options	Equities	Futures	International	Corporate / Other	Total
Net income (loss) allocated to common stockholders	$ 59,529	$ (3,105)	$ (12,023)	$ (7,928)	$ (12,946)	$ 23,527
Interest expense and amortization of debt issuance costs	—	—	35	—	4,867	4,902
Interest income	(336)	—	(196)	(20)	(866)	(1,418)
Income tax expense	—	—	—	77	1,051	1,128
Depreciation and amortization	3,405	1,553	984	446	550	6,938
EBITDA	62,598	(1,552)	(11,200)	(7,425)	(7,344)	35,077
Share-based compensation[1]	3,781	642	2,703	150	2,148	9,424
Investment gain[2]	—	—	(454)	—	(8,650)	(9,104)
Litigation costs[3]	632	—	—	—	211	843
Acquisition-related costs[4]	—	—	—	—	2,247	2,247
Change in fair value of puttable warrants issued with debt[5]	—	—	—	—	1,486	1,486
Change in fair value of puttable common stock[6]	—	—	—	—	1,688	1,688
Loss on intangible asset[7]	—	—	—	2,054	—	2,054
Impairment charges[8]	—	—	—	—	739	739
Unrealized loss on derivative and digital assets[9]	—	—	—	4,605	—	4,605
Adjusted EBITDA	$ 67,011	$ (910)	$ (8,951)	$ (616)	$ (7,475)	$ 49,059

(1) Share-based compensation represents expenses associated with stock options of $3.0 million, restricted stock awards of $6.2 million and warrants of $0.3 million that have been granted to employees, directors and service providers. The 2025 expense of $9.4 million is made up of $8.3 million to employees within compensation and benefits, $0.6 million to service providers within professional fees and outside services, and $0.5 million to directors within general, administrative, and other.

(2) Investment gain of $9.1 million represents an unrealized gain of $8.6 million from the TISE acquisition, and $0.5 million of unrealized gain on available for sale marketable securities.

(3) Litigation costs are associated with litigation related to the Nasdaq matter.

(4) Relates to the TISE acquisition.

8

(5) The change in fair value of warrants issued with debt represents the change in fair value of outstanding puttable warrants issued in connection with the issuance of the 2029 Senior Secured Term Loan. The right to put warrants terminated upon completion of the IPO in August 2025. (6) The change in fair value of puttable common stock represents the change in fair value of outstanding puttable common stock issued in connection with the company’s ERPs I and II that had an associated put right which required the company to repurchase a certain percentage of the fair market value of the award upon exercise. The right to put shares terminated upon completion of the IPO in August 2025. (7) Represents the realized loss on the second tranche of the 125 million Pyth tokens that were unlocked in the second quarter of 2025 by the Pyth Network and sold by BSX during the second quarter of 2025. (8) Impairment charges of $0.7 million related to owned land and building impairments. (9) Reflects the unrealized loss resulting from the mark-to-market valuation of the 250 million Pyth tokens that remain locked by the Pyth Network as of June 30, 2025. 9

Segment Operating Results

The following sets forth our results of operations by segment ($000):

	Three Months Ended June 30, 2026					
	Options	Equities	Futures	International	Corporate / Other	Total
Revenues:						
Transaction and clearing fees	$ 276,641	$ 34,957	$ 20,221	$ 65	$ —	$ 331,884
Access fees	30,756	3,797	406	39	(57)	34,941
Market data fees	8,996	1,825	1,312	80	(7)	12,206
Other revenue	101	—	2,623	5,560	314	8,598
Total revenues	316,494	40,579	24,562	5,744	250	387,629
Cost of revenues:						
Liquidity payments	174,153	28,336	4,144	—	—	206,633
Brokerage, clearing, and exchange fees	1,454	218	13,688	—	—	15,360
Section 31 fees	16,493	6,483	—			22,976
Other cost of revenues[(1)]	—	—	1,636	—	(89)	1,547
Total cost of revenues	192,100	35,037	19,468	—	(89)	246,516
Revenues less cost of revenues	124,394	5,542	5,094	5,744	339	141,113
Operating expenses:						
Compensation and benefits	18,945	3,915	9,701	2,297	6,108	40,966
Information technology and communication costs	4,597	1,656	3,041	620	288	10,202
Depreciation and amortization	4,494	1,306	1,800	551	627	8,778
Occupancy costs	1,514	199	463	285	516	2,977
Professional fees and outside services	4,860	327	256	308	5,697	11,448
Marketing and business development	622	117	1,636	136	665	3,176
Litigation settlement	22,500	—	—	—	7,500	30,000
General, administrative, and other	1,928	358	887	453	2,143	5,769
Total operating expenses	59,460	7,878	17,784	4,650	23,544	113,316
Operating income / (loss)	64,934	(2,336)	(12,690)	1,094	(23,205)	27,797
Non-operating (expense) income:						
Interest income	114	—	151	186	4,803	5,254
Interest expense and amortization of debt issuance costs	—	—	—	—	(44)	(44)
Unrealized loss on derivative and digital assets	—	—	—	(337)	—	(337)
Gain on sale of business	—	—	—	—	23	23
Other, net	(1)	—	(3,205)	—	(705)	(3,911)
Income (loss) before income tax provision	65,047	(2,336)	(15,744)	943	(19,128)	28,782
Income tax benefit (expense)	—	—	—	(64)	15,490	15,426
Net income (loss) attributable to Miami International Holdings, Inc.	$ 65,047	$ (2,336)	$ (15,744)	$ 879	$ (3,638)	$ 44,208

(1) Futures segment includes $0.4 million related to access fees, $0.4 million related to market data fees, and $0.8 million related to other revenue. Corporate / Other segment includes $(0.1) million related to other revenue.

10

	Three Months Ended June 30, 2025					
	Options	Equities	Futures	International	Corporate / Other	Total
Revenues:						
Transaction and clearing fees	$ 232,412	$ 34,339	$ 19,311	$ 77	$ —	$ 286,139
Access fees	22,208	3,674	239	42	(57)	26,106
Market data fees	6,878	2,351	951	80	(7)	10,253
Other revenue	261	—	2,616	2,092	317	5,286
Total revenues	261,759	40,364	23,117	2,291	253	327,784
Cost of revenues:						
Liquidity payments	161,039	30,855	3,757	—	—	195,651
Brokerage, clearing, and exchange fees	1,000	286	13,195	—	—	14,481
Section 31 fees	6,955	4,860	—	—	—	11,815
Other cost of revenues(1)	—	—	1,175	—	—	1,175
Total cost of revenues	168,994	36,001	18,127	—	—	223,122
Revenues less cost of revenues	92,765	4,363	4,990	2,291	253	104,662
Operating expenses:						
Compensation and benefits	18,409	3,213	11,834	1,495	5,259	40,210
Information technology and communication costs	3,799	1,737	2,513	555	247	8,851
Depreciation and amortization	3,405	1,553	984	446	550	6,938
Occupancy costs	1,444	167	577	271	543	3,002
Professional fees and outside services	4,185	490	719	390	4,311	10,095
Marketing and business development	109	27	224	72	123	555
Acquisition-related costs	—	—	—	—	2,247	2,247
General, administrative, and other	2,221	281	952	212	1,807	5,473
Total operating expenses	33,572	7,468	17,803	3,441	15,087	77,371
Operating income / (loss)	59,193	(3,105)	(12,813)	(1,150)	(14,834)	27,291
Non-operating (expense) income:						
Change in fair value of puttable warrants issued with debt	—	—	—	—	(1,486)	(1,486)
Change in fair value of puttable common stock	—	—	—	—	(1,688)	(1,688)
Interest income	336	—	196	20	866	1,418
Interest expense and amortization of debt issuance costs	—	—	(35)	—	(4,867)	(4,902)
Loss on intangible asset	—	—	—	(2,054)	—	(2,054)
Unrealized loss on derivative and digital assets	—	—	—	(4,605)	—	(4,605)
Other, net	—	—	629	(62)	10,114	10,681
Income (loss) before income tax provision	59,529	(3,105)	(12,023)	(7,851)	(11,895)	24,655
Income tax expense	—	—	—	(77)	(1,051)	(1,128)
Net income (loss) attributable to Miami International Holdings, Inc.	$ 59,529	$ (3,105)	$ (12,023)	$ (7,928)	$ (12,946)	$ 23,527

(1) Includes $0.4 million related to access fees, $0.2 million related to market data fees, and $0.6 million related to other revenue.

The following summarizes revenues less cost of revenues, operating expenses, operating income (loss), adjusted EBITDA and adjusted EBITDA margin for our business segments ($000, except percentages):

	Options			Equities		
	Three Months Ended June 30,		Percent	Three Months Ended June 30,		Percent
	2026	2025	Change	2026	2025	Change
Revenues less cost of revenues	$ 124,394	$ 92,765	34.1 %	$ 5,542	$ 4,363	27.0 %
Operating expenses	59,460	33,572	77.1 %	7,878	7,468	5.5 %
Operating income (loss)	$ 64,934	$ 59,193	9.7 %	$ (2,336)	$ (3,105)	*
Adjusted EBITDA(1)	$ 96,735	$ 67,011	44.4 %	$ (490)	$ (910)	*
Adjusted EBITDA margin(2)	77.8 %	72.2 %		*	*	

11

	Futures			International		
	Three Months Ended June 30,		Percent	Three Months Ended June 30,		Percent
	2026	2025	Change	2026	2025	Change
Revenues less cost of revenues	$ 5,094	$ 4,990	2.1 %	$ 5,744	$ 2,291	150.7 %
Operating expenses	17,784	17,803	(0.1)%	4,650	3,441	35.1 %
Operating income (loss)	$ (12,690)	$ (12,813)	*	$ 1,094	$ (1,150)	*
Adjusted EBITDA(1)	$ (9,513)	$ (8,951)	*	$ 1,983	$ (616)	*
Adjusted EBITDA margin(2)	*	*		34.5 %	*	

* Not meaningful

(1) See Reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA above.
(2) Adjusted EBITDA margin represents adjusted EBITDA divided by revenues less cost of revenues.

Reconciliations of GAAP Net Income to Adjusted Earnings

The following table is a reconciliation of net income allocated to common stockholders to adjusted earnings ($000):

	Three Months Ended June 30,		Six Months Ended June 30,	
	2026	2025	2026	2025
Net income allocated to common stockholders	**$ 44,208**	**$ 23,527**	**$ 214,432**	**$ 2,107**
Share-based compensation(1)	7,087	9,424	15,963	18,909
Investment (gain) loss(2)	4,010	(9,104)	2,640	(10,559)
Litigation costs and settlement(3)	33,017	843	35,785	1,876
Impairment charges(4)	—	739	—	739
Acquisition-related costs(5)	—	2,247	—	2,901
Change in fair value of puttable warrants issued with debt(6)	—	1,486	—	917
Change in fair value of puttable common stock(7)	—	1,688	—	1,891
Loss on intangible asset(8)	—	2,054	—	2,054
Unrealized loss on derivative and digital assets(9)	337	4,605	2,878	47,018
Gain on sale of business(10)	(23)	—	(50,570)	—
Total non-GAAP pre-tax adjustments	**44,428**	**13,982**	**6,696**	**65,746**
Income tax (expense) benefit related to items above(11)	(11,143)	251	1,395	(67)
One-off discrete tax adjustments(12):				
Release of valuation allowance as of January 1, 2026	—	—	(109,161)	—
Deferred tax re-measurements	(327)	—	15,806	—
Other(13)	(23,894)	—	(30,554)	—
Total non-GAAP tax adjustments	**(35,364)**	**251**	**(122,514)**	**(67)**
Adjusted earnings	**$ 53,272**	**$ 37,760**	**$ 98,614**	**$ 67,786**

(1) Share-based compensation represents expenses associated with stock options, restricted stock awards, restricted stock units, and warrants that have been granted to employees, directors and service providers.
(2) 2026 represents the unrealized loss on marketable equity securities. 2025 investment gain of $10.6 million represents unrealized gain of $8.6 million from the TISE acquisition, and $1.9 million of unrealized gain on available for sale marketable securities
(3) Litigation costs and settlement are associated with litigation related to the Nasdaq matter.
(4) Impairment charges of $0.7 million related to owned land and building impairments.
(5) Relates to the TISE acquisition.
(6) The change in fair value of warrants issued with debt represents the change in fair value of outstanding puttable warrants issued in connection with the issuance of the 2029 Senior Secured Term Loan. The right to put warrants terminated upon completion of the IPO in August 2025.
(7) The change in fair value of puttable common stock represents the change in fair value of outstanding puttable common stock issued in connection with the company's ERPs I and II that had an associated put right which required the company to repurchase a certain percentage of the fair market value of the award upon exercise. The right to put shares terminated upon completion of the IPO in August 2025.
(8) Represents the realized loss on the second tranche of the 125 million Pyth tokens that were unlocked in the second quarter of 2025 by the Pyth Network and sold by BSX during the second quarter of 2025.
(9) Reflects the aggregate unrealized loss resulting from the mark-to-market valuation of digital assets related to unlocked Pyth tokens and derivative assets related to Pyth tokens that remain locked by the Pyth Network as of each balance sheet date.
(10) Represents the gain on the sale of MIAXdx in January 2026.

12

(11) The income tax effect of the adjustments takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). (12) Removes from Adjusted earnings any one-off discrete tax adjustments that are unrelated to our core operating performance. (13) Primarily relates to the removal of the permanent tax benefit for the excess tax deduction on share based compensation compared to the book expense. Earnings Per Share The following table sets forth the computation of diluted net income and adjusted diluted earnings per share ($000, except share and per share data): Three Months Ended June 30, 2026 2025 Net income attributable to MIH .................................................. $ 44,208 $ 23,527 Add: convertible debt interest expense, net of tax ................. — 118 Adjusted net income attributable to MIH .................................. $ 44,208 $ 23,645 Diluted weighted-average common shares outstanding ....... 110,713,513 78,458,195 Diluted net income per share ..................................................... $ 0.40 $ 0.30 Adjusted earnings ........................................................................ $ 53,272 $ 37,760 Diluted weighted average shares outstanding used for adjusted diluted earnings per share ......................................... 110,713,513 78,458,195 Adjusted diluted earnings per share ......................................... $ 0.48 $ 0.48 13

Key Business Metrics
Three and Six Months Ended June 30, 2026 and 2025

	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Increase/ (Decrease)	Percent Change	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025	Increase/ (Decrease)	Percent Change
Options:								
Number of trading days	62	62	—	— %	123	122	1	0.8 %
Total contracts:								
Market contracts – Equity and ETF (in thousands)	4,123,929	3,252,039	871,890	26.8 %	7,945,384	6,468,272	1,477,112	22.8 %
MIH contracts – Equity and ETF (in thousands)	681,330	543,556	137,774	25.3 %	1,344,069	1,058,459	285,610	27.0 %
Average daily volume ("ADV")(defined below)[1]								
Market ADV – Equity and ETF (in thousands)[1]	66,515	52,452	14,063	26.8 %	64,597	53,019	11,578	21.8 %
MIH ADV – Equity and ETF (in thousands)[1]	10,989	8,767	2,222	25.3 %	10,927	8,676	2,251	25.9 %
MIH market share	16.5 %	16.7 %	(0.2) pts	(1.2)%	16.9 %	16.4 %	0.5 pts	3.0 %
Total Options revenue per contract ("RPC")[2]	$0.124	$0.117	$0.007	6.0 %	$0.117	$0.112	$0.005	4.5 %
U.S. Equities:								
Number of trading days	62	62	—	— %	123	122	1	0.8 %
Total shares:								
Market shares (in millions)	1,253,109	1,139,907	113,202	9.9 %	2,472,166	2,081,595	390,571	18.8 %
MIH shares (in millions)	11,522	12,093	(571)	(4.7)%	22,308	22,651	(343)	(1.5)%
ADV[1]:								
Market ADV (in millions)[1]	20,211	18,386	1,825	9.9 %	20,099	17,062	3,037	17.8 %
MIH ADV (in millions)[1]	186	195	(9)	(4.6)%	181	186	(5)	(2.7)%
MIH market share	0.9 %	1.1 %	(0.2) pts	(18.2)%	0.9 %	1.1 %	(0.2) pts	(18.2)%
Equities capture (per 100 shares) (defined below)[3]	$(0.001)	$(0.014)	$0.013	*	$0.002	$(0.017)	$0.019	*
Futures:								
Agricultural:								
Number of trading days	62	62	—	— %	123	123	0	— %
Agricultural products total contracts	803,350	1,124,791	(321,441)	(28.6)%	1,463,136	2,222,907	(759,771)	(34.2)%
Agricultural products ADV[1]	12,957	18,142	(5,185)	(28.6)%	11,895	18,072	(6,177)	(34.2)%
Agricultural products RPC[2]	$2.262	$1.983	$0.279	14.1 %	$2.136	$2.202	$(0.066)	(3.0)%
Financial:								
Number of trading days from launch[4]	30	na	na	na	30	na	na	na
Financial products total contracts	238,483	na	na	na	238,483	na	na	na
Financial products ADV[4]	7,949	na	na	na	7,949	na	na	na
Financial; products RPC[2]	$(1.766)	na	na	na	$(1.766)	na	na	na
International:								
Total listed securities (period end)	6,109	5,757	352	6.1 %	6,109	5,757	352	6.1 %

* Percentage calculation is not meaningful.

(1) ADV is calculated as total contracts or shares for the period divided by total trading days for the period.
(2) RPC represents transaction and clearing fees less liquidity payments, brokerage, clearing and exchange fees and Section 31 fees (Net Transaction Fees), divided by total contracts traded during the period.
(3) Equities capture per one hundred shares refers to net transaction fees, divided by one-hundredth of total shares.
(4) Financial futures launched on May 17 (trade date May 18). Accordingly, ADV is calculated as total contracts for the period divided by total trading days for the period beginning on May 18.

14